Exhibit 10.1

WARNING: The following actions may trigger Austrian stamp duty:

(a)	this document is signed in Austria;

(b)

the original, or a certified copy, of this document or of a Substitute Document (as defined below) (all such documents being “Stamp Duty Sensitive Documents”) is brought into Austria (including by way of fax and email); and/or

(c)	a Substitute Document is created in Austria.

“Substitute Document” means any signed document in writing by a party to this document (including further agreements, letters, faxes or email) referencing a Stamp Duty Sensitive Document (including other Substitute Documents) or the transactions documented in such Stamp Duty Sensitive Document.

Contact the legal department / legal advisors prior to making a reference to this Amendment or the transactions documented therein (including fax or email and even if the written reference is only for personal purposes and not directed to third parties) and obtain confirmation, that no stamp duty will be incurred by such action.

CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of June 22, 2026, by and among LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto (the “Lenders”), which Lenders constitute all Lenders under the Credit Agreement (as defined below), and CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of October 12, 2023 (as amended by that certain First Amendment to Credit Agreement dated as of July 8, 2024, that certain Second Amendment to Credit Agreement dated as of August 11, 2025, that certain Third Amendment to Credit Agreement dated as of September 12, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders committed to make certain loans and other financial accommodations to the Borrower upon the terms and conditions set forth therein;

WHEREAS, pursuant to Section 7.02(u) of the Credit Agreement, the Borrower is permitted to incur an unlimited amount of unsecured Convertible Notes subject to compliance with the conditions set forth therein, including, without limitation, that after giving effect to the incurrence of such Convertible Notes, the Consolidated Total Net Leverage Ratio determined on a Pro Forma Basis (without netting of any cash proceeds thereof) as of the end of the most recently ended Measurement Period shall not be greater than 4.00 to 1.00 (the “Convertible Note Incurrence Test”);

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower intends to incur unsecured Convertible Notes on or about the date hereof in an aggregate original principal amount not to exceed $700,000,000.00 (the “2026 Convertible Note Transaction”), but that the Borrower will be unable to satisfy the Convertible Note Incurrence Test;

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WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to the 2026 Convertible Note Transaction notwithstanding the Borrower’s noncompliance with the Convertible Note Incurrence Test; and

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to provide such consent on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, the Lenders party hereto and the Administrative Agent do hereby agree that the Preamble and Recitals are incorporated into this Amendment in their entirety, and that capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement and further agree as follows:

1. Acknowledgment of Obligations. The Borrower and each other Loan Party hereby acknowledge, confirm and agree that all credit extensions made under the Credit Agreement and the other Loan Documents prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by the Loan Parties to the Administrative Agent and Lenders under the Credit Agreement and the other Loan Documents, are unconditionally owing by the Loan Parties to the Administrative Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as such enforceability may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally or by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

2. Consent. Subject to the terms and conditions of this Amendment (including without limitation the fulfillment of the conditions to effectiveness specified in Section 4 below), the Administrative Agent and the undersigned Lenders hereby consent to the 2026 Convertible Note Transaction notwithstanding the Borrower’s noncompliance with the Convertible Note Incurrence Test so long as the remaining conditions set forth in Section 7.02(u) of the Credit Agreement are satisfied with respect to the 2026 Convertible Note Transaction. The aforesaid consent relates solely to the Convertible Note Incurrence Test and the 2026 Convertible Note Transaction and nothing in this Amendment is intended or shall be construed to be (i) a consent to any other transaction or request by the Borrower or any other Loan Party or (ii) a waiver by the Administrative Agent or any Lender of any Default or Event of Default which may currently exist or hereafter occur.

3. Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 4 below:

(a) Section 7.11(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Minimum Consolidated EBITDA. Permit Consolidated EBITDA for the most recently ended four (4) consecutive fiscal quarter period as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than (i) from the Closing Date to (and including) the fiscal quarter ended June 30, 2025, $45,000,000, (ii) from the fiscal quarter ended September 30, 2025 to (and including) the fiscal quarter ending March 31, 2026, $55,000,000, (iii) from the fiscal quarter ending June 30, 2026 to (and including) the fiscal quarter ending March 31, 2027, $100,000,000, and (iv) from and after the fiscal quarter ending June 30, 2027, $150,000,000.

(b) Exhibit C to the Existing Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

4. Amendment Effectiveness; Conditions Precedent. The effectiveness of this Amendment (including, without limitation, the consent in Section 2 and the amendments in Section 3 above) is subject to the receipt by the Administrative Agent from each party hereto of counterparts of this Amendment executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender and the Administrative Agent (the date of such satisfaction, the “Amendment Effective Date”).

Without limiting the generality of the provisions of Section 9.03(c) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

5. Representations and Warranties. The Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties. On and as of the date hereof, after giving effect to this Amendment, (i) the representations and warranties of the Borrower and each other Loan Party contained in Article II or Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.05(a) and (c), and Section 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and Section 6.01(b) of the Credit Agreement, respectively, and (ii) no Default or Event of Default has occurred and is continuing.

(b) Authorization; No Contravention. The execution and delivery of this Amendment (and any other Loan Documents executed and delivered in connection herewith) and performance by each Loan Party of this Amendment, the Credit Agreement and each other Loan Document executed and delivered in connection herewith to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of in any material respect, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (x) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law in any material respect.

(c) Binding Effect. This Amendment has been, and each other Loan Document executed and delivered in connection herewith, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Amendment and the Credit Agreement constitute, and each other Loan Document executed and delivered in connection herewith when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

6. Provisions of General Application.

(a) Effect of this Amendment. Except as expressly set forth herein, no other changes or modifications to the Credit Agreement or other Loan Documents, waivers by the Administrative Agent or Lenders of any Default or Event of Default or consent of the Administrative Agent or Lenders to any other transaction are intended or implied hereby, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by the Borrower and the other Loan Parties as of the effective date hereof. No novation shall result from this Amendment. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control.

(b) Compliance. The Administrative Agent and the Lenders hereby notify the Loan Parties that, effective from and after the date of this Amendment, the Administrative Agent and the Lenders intend to enforce all of the provisions of the Loan Documents and that the Administrative Agent and the Lenders expect that the Loan Parties will comply in all respects with the terms of the Loan Documents from and after this date.

(c) Costs and Expenses. The Loan Parties shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, the reasonable and documented fees, charges and disbursements of outside counsel for the Administrative Agent and its Affiliates (limited to one primary counsel to the Administrative Agent and its Affiliates (taken as a whole), and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment (whether or not the transactions contemplated hereby shall be consummated) and any agreements delivered in connection with the transactions contemplated hereby, all in accordance with the terms and conditions set forth in Section 11.04 of the Credit Agreement.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns to the extent such assignees are permitted assignees as provided in Section 11.06 of the Credit Agreement.

(e) Survival of Representations and Warranties. All representations and warranties made hereunder and in any other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf.

(f) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) Reviewed by Attorneys. The Borrower and each other Loan Party represents and warrants to the Administrative Agent and the Lenders that it (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and document executed in connection herewith with, such attorneys and other persons as such Loan Party may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

(h) Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein mutatis mutandis.

(i) Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be signed and transmitted by facsimile, portable document format (PDF), or other electronic means, and shall have the same effect as manually-signed originals and shall be binding on the Loan Parties, the Administrative Agent and the Lenders. Notwithstanding the foregoing, Administrative Agent may, in its sole and exclusive discretion, also require delivery of this Amendment, and any amendments or waivers hereto, with an original signature for its records. Without limiting the foregoing provisions of this Section 6(i), the provisions of Section 11.18 of the Credit Agreement shall be applicable to this Amendment.

(j) Entire Agreement. This Amendment, together with all the Loan Documents executed and delivered in connection herewith (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other with respect to the subject matter hereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

(k) Austrian Capital Maintenance Rules. Any indemnity, obligation and/or liability assumed and/or provided by APEIRON Biologics GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) registered with the Austrian companies register under the number FN 242223 k and with the registered address Campus-Vienna-Biocenter 5, 1030 Vienna, Austria (“APEIRON”) under this Amendment shall be provided and/or assumed subject to, mutatis mutandis, the same limitations as set out in Section 6 of that certain Joinder Agreement, dated as of December 20, 2024, by and among APEIRON, the Borrower and the Administrative Agent.

[Remainder of page intentionally blank; next page is signature page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

LIGAND PHARMACEUTICALS INCORPORATED, as the Borrower

By:	/s/ Octavio Espinoza
Name:	Octavio Espinoza
Title:	Chief Financial Officer

CYDEX PHARMACEUTICALS, INC., as a Guarantor

By:	/s/ Octavio Espinoza
Name:	Octavio Espinoza
Title:	Chief Financial Officer

METABASIS THERAPEUTICS, INC., as a Guarantor

By:	/s/ Octavio Espinoza
Name:	Octavio Espinoza
Title:	Chief Financial Officer

PFENEX INC., as a Guarantor

By:	/s/ Octavio Espinoza
Name:	Octavio Espinoza
Title:	Chief Financial Officer

[SIGNATURE PAGE TO CONSENT AGREEMENT – LIGAND PHARMACEUTICALS INCORPORATED]

APEIRON Biologics GmbH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) registered with the Austrian companies register under the number FN 242223 k and with the registered address Campus-Vienna-Biocenter 5, 1030 Vienna, Austria, as a Guarantor

By:	/s/ Andrew Reardon
Name:	Andrew Reardon
Title:	Managing Director
Place:	Outside of Austria

[SIGNATURE PAGE TO CONSENT AGREEMENT – LIGAND PHARMACEUTICALS INCORPORATED]

CITIBANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Nicholas Bancroft
Name:	Nicholas Bancroft
Title:	Authorized Signer

[SIGNATURE PAGE TO CONSENT AGREEMENT – LIGAND PHARMACEUTICALS INCORPORATED]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Anthony Yu
Name:	Anthony Yu
Title:	Managing Director

[SIGNATURE PAGE TO CONSENT AGREEMENT – LIGAND PHARMACEUTICALS INCORPORATED]

EXHIBIT A

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